FILED PURSUANT TO RULE 424(B)(5)
UNDER THE SECURITIES ACT OF 1933
IN CONNECTION WITH
REGISTRATION NO. 333-279227

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 8, 2024)

17,647,059 Ordinary Shares

Genius Sports Limited

This prospectus relates to the offer and sale by us of 17,647,059 ordinary shares, $0.01 par value (the “ordinary shares”).

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “GENI.” The last reported sale price of our ordinary shares on NYSE on January 14, 2025 was $9.21 per share.

An investment in our ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement and the matters discussed in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$8.50	$150,000,001.50
Underwriting discounts and commissions (1)	$0.34	$6,000,000.06
Proceeds to us, before offering expenses	$8.16	$144,000,001.44

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

Delivery of the ordinary shares is expected to be made on or about January 16, 2025.

Lead Bookrunning Manager

BTIG

Bookrunning Managers

Goldman Sachs & Co. LLC	Deutsche Bank Securities

Co-Managers

Oppenheimer & Co.	Citizens JMP	The Benchmark Company	Craig-Hallum

The date of this prospectus supplement is January 14, 2025.

Table of Contents

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form F-3 (File No. 333-279227) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about our securities that may be offered from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before investing in our ordinary shares. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference herein or therein or any free writing prospectus that we may provide you in connection with this offering is accurate on any date after the respective dates of those documents or, in the case of documents incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus, after the respective dates those documents were filed with the SEC. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit the possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

Certain amounts that appear in this prospectus may not sum due to rounding.

S-ii

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus supplement or the context otherwise requires, references to:

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 27, 2020, by and among dMY Technology Group, Inc. II (“dMY”), Maven Topco Limited (“TopCo”), Maven Midco Limited, Genius, Genius Merger Sub, Inc. and dMY Sponsor II, LLC (“Sponsor”), as may be amended from time to time.

“Company” or “Genius” means Genius Sports Limited.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FanHub Acquisition” means the Company’s acquisition of FanHub Media Holdings Pty Ltd, which closed on June 9, 2021.

“Genius Board” means the board of directors of Genius.

“Genius Option Plan” means that certain option plan established by Genius before the Listing.

“Genius ordinary shares” means the ordinary shares of Genius, par value $0.01.

“Listing” means the Business Combination and the Company’s listing on the NYSE on April 21, 2021.

“NFL Warrants” means the warrants issued to NFL Enterprises LLC (“NFL Enterprises”), with each such warrant entitling the holder thereof to purchase one Genius ordinary share at a price of $0.01 per Genius ordinary share.

“NYSE” means the New York Stock Exchange.

“SEC” means the United States Securities and Exchange Commission.

“Second Spectrum Acquisition” means the Company’s acquisition of Second Spectrum, Inc., which closed on June 15, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreements” means that certain subscription agreements, each dated October 27, 2020, that Genius and dMY entered into with each of certain accredited and institutional investors (the “PIPE Investors”), pursuant to which such PIPE Investors have subscribed to purchase an aggregate of 33,000,000 Genius ordinary shares, for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the closing of the Business Combination.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with, or furnish to, it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC, or information that we later furnish to the SEC (if such information is expressly incorporated by reference into this prospectus supplement or the accompanying prospectus), prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed or furnished information, including information contained in this document. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 15, 2024 (the “2023 Form 20-F”);

•

the description of the securities contained in our registration statement on Form 8-A filed on April 19, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•	Our Report on Form 6-K furnished to the SEC on April 1, 2024, excluding Exhibit 99.1 thereto;

•	Our Report on Form 6-K furnished to the SEC on May 8, 2024, excluding Exhibit 99.2 thereto;

•	Our Report on Form 6-K furnished to the SEC on June 20, 2024, excluding Exhibit 99.1 thereto;

•	Our Report on Form 6-K furnished to the SEC on August 6, 2024, excluding Exhibit 99.2 thereto;

•	Our Report on Form 6-K furnished to the SEC on October 2, 2024, excluding Exhibit 99.1 thereto; and

•	Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on November 12, 2024.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and Reports on Form 6-K that we furnish to the SEC, in each case, after the date of this prospectus supplement and before the termination of this offering (with respect to Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus supplement or the accompanying prospectus). In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed or furnished with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by writing or telephoning us at the following address:

Genius Sports Group

27 Soho Square, 1st Floor

London X0 W1D 3QR, United Kingdom

+44 (0) 20 7851 4060

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, and you should pay special attention to the information contained under the section entitled “Risk Factors” in this prospectus summary, the accompanying prospectus, our most recent Annual Report on Form 20-F and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy our securities.

THE COMPANY

Overview

Genius is a business-to-business provider of scalable, technology-led products and services to the sports, sports betting and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, Genius creates engaging and immersive fan experiences while simultaneously providing sports leagues with reliable and sustainable revenue streams.

Genius sits at the heart of the global sports betting ecosystem where the Company has deep, critical relationships with over 400 sports leagues and federations, over 650 sportsbook brands and over 170 marketing customers (which includes some of the aforementioned sportsbook brands).

The legal name of the Company is Genius Sports Limited. The Company was incorporated under the laws of Guernsey as a non-cellular company limited by shares on October 21, 2020. The Company’s registered office in Guernsey is Redwood House, St. Julian’s Avenue, St Peter Port, Guernsey GY1 1WA. The address of the principal executive office of the Company is Genius Sports Group, 1st Floor, 27 Soho Square London, W1D 3QR, and the telephone number of the Company is +44 (0) 20 7851 4060.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://geniussports.com. The information contained on, or accessible from, or hyperlinked to, our website is not a part of this prospectus supplement and you should not consider information on our website to be part of this prospectus supplement.

THE OFFERING

The following contains basic information about the ordinary shares being offered by this prospectus supplement and the accompanying prospectus and is not complete. It does not contain all of the information that is important to you. For additional information, please refer to the sections entitled “Underwriting” and “Material Tax Considerations” in this prospectus supplement and “Description of Share Capital and Articles of Incorporation” in the accompanying prospectus.

Issuer	Genius Sports Limited

Ordinary shares Offered by Us	17,647,059 ordinary shares.

Ordinary shares to be outstanding immediately after this offering	232,875,872 ordinary shares.

Use of proceeds	We currently expect to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” for additional information.

Dividend policy	We have not paid any cash dividends on our ordinary shares to date. The Genius Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the Genius Board must consider Genius’ financial condition and may consider results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether Genius adopts such a dividend policy and the frequency and amount of any dividends declared on the Genius ordinary shares will be within the discretion of the Genius Board.

NYSE listing symbol	Our ordinary shares are currently listed on NYSE under the symbol “GENI.”

Risk factors	An investment in our ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and “Item 3.D. Risk Factors” in the 2023 Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included, or incorporated by reference, into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the ordinary shares.

Unless we specifically state otherwise or the context otherwise requires, the share information in this prospectus supplement is based on 215,228,813 ordinary shares outstanding as of January 10, 2025, and excludes:

•	18,500,000 of our ordinary shares issuable upon the exercise of NFL Warrants (along with the redemption and cancellation of an equal number of B shares) outstanding as of January 10, 2025;

•	37,476 of ordinary shares issuable upon the exercise of outstanding options under the Genius Option Plan; and

•	17,670,086 of ordinary shares reserved for issuance under the Genius Sports Limited 2022 Equity Incentive Plan.

RISK FACTORS

Investing in the ordinary shares involves risks. Before acquiring any ordinary shares pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the risks set forth in the 2023 Form 20-F. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of our ordinary shares, and might cause you to lose all or a part of your investment in our ordinary shares. Please also refer to the sections “Cautionary Statement Regarding Forward-Looking Statements” and “Incorporation of Certain Information by Reference” for more information.

Risks Related to This Offering and Our Ordinary Shares

The market price of Genius’s securities may decline, and you may not be able to resell Genius’s securities at or above the price at which you purchased them.

Adverse developments affecting financial markets and economies throughout the world, including fluctuation in stock markets resulting from, among other things, trends in the economy as a whole, a general tightening of availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, severe weather events and other natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines or volatility in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, may further reduce spending on sporting events, sports betting and marketing services and may negatively affect the sports, entertainment and sports betting industries. Any one of these developments could have a material adverse effect on our and our customers’, suppliers’ and vendors’ business, financial condition, results of operations and prospects.

The market price of Genius ordinary shares has declined since their listing date. The market value of Genius ordinary shares in the future may vary significantly from the date of this prospectus supplement or the time you purchased them. The trading market for Genius ordinary shares may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us, or provide favourable coverage. If one or more analysts downgrade our ordinary shares, or change their opinion of our ordinary shares, our share price may decline. In addition, if one or more analysts cease coverage or fail to regularly publish reports on us, our share price or trading volume may decline.

In addition, fluctuations in the price of Genius ordinary shares could contribute to the loss of all or part of your investment. Prior to April 20, 2021, there had not been a public market for Genius ordinary shares. Accordingly, the valuation ascribed to Genius may not be indicative of the price that will prevail in the trading at any given time. If an active market for Genius’s securities continues, the trading price of Genius ordinary shares could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Genius’s control. Any of the factors listed below could have a material adverse effect on your investment in Genius ordinary shares, and Genius ordinary shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Genius ordinary shares may not recover and may experience a further decline.

Factors affecting the trading price of Genius ordinary shares may include:

•	actual or anticipated fluctuations in Genius’s quarterly financial results or the quarterly financial results of companies perceived to be similar to Genius;

•	changes in the market’s expectations about Genius’s operating results;

•	changes in the market’s valuation multiple ascribed to Genius and its industry;

•	Genius’s high beta as a growth, technology, and gaming business, which increases its sensitivity to fluctuations in market risk sentiment;

•	block trades, dark pools, and other non-publicly traded exchanges;

•	success of competitors;

•	Genius’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Genius or the industries in which Genius operates in general;

•	operating and share price performance of other companies that investors deem comparable to Genius;

•	Genius’s ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting Genius’s business;

•	concerns over customers business or the wider consumer market for sportsbooks;

•	commencement of, or involvement in, litigation involving Genius;

•

changes in Genius’s capital structure, such as future issuances of securities (including, but not limited to, pursuant to stock option plans and other equity compensation arrangements available to officers, directors or employees, or other equity issuance transactions for which Genius, as a foreign private issuer, is not required by NYSE corporate governance listing standards to seek shareholder approval) or the incurrence of additional debt;

•	changes in significant shareholding;

•

the volume of Genius ordinary shares available for public sale, including up to 18,500,000 ordinary shares underlying NFL Warrants in respect of which the NFL Enterprises hold registration rights pursuant to the Amended and Restated Investor Rights Agreement;

•	any major change in Genius’s management or Board of Directors;

•	social, environmental or governance factors relating to our relationship to sportsbooks or otherwise;

•	sales of substantial amounts of Genius ordinary shares by Genius’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, inflation, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Genius ordinary shares irrespective of Genius’s operating performance. The stock market in general, and NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of its constituent companies. The trading prices and valuations of these stocks, and of Genius ordinary shares, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to Genius could depress its share price, regardless of its business, prospects, financial conditions, or results of operations. A decline in the market price of Genius ordinary shares could also adversely affect Genius’s ability to issue additional securities and its ability to obtain additional financing in the future.

Techniques employed by short sellers may drive down the market price of our ordinary shares

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short seller attacks have, in the past, driven selling of shares in other market participants.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant amounts of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, reputation, and shareholder’s equity, and the value of any of our investments could be greatly reduced or rendered worthless.

If you purchase our ordinary shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our ordinary shares being offered may be higher than the net tangible book value per share of our outstanding ordinary shares prior to this offering. The net tangible book value of our outstanding ordinary shares as of September 30, 2024 was $2.63 per share. Assuming aggregate gross proceeds from this offering of approximately $150 million, those who purchase ordinary shares in this offering will incur immediate and substantial dilution of approximately $5.45 per share, representing the difference between the offering price and our as adjusted net tangible book value as of September 30, 2024. The future exercise of outstanding NFL Warrants and options will result in further dilution of your investment. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

We have broad discretion as to the use of the net proceeds from this offering and may not use them effectively.

We currently expect to use the net proceeds from this offering for general corporate purposes. As a result, our board of directors and management will have broad discretion in the application of the net proceeds. For instance, we may use a portion of the net proceeds, to acquire or invest in complementary businesses, technologies or other assets, although we currently have no agreements or understandings with respect to any such acquisitions or investments. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations.

Because Genius is incorporated under the laws of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts is limited.

Genius is a limited company incorporated under the laws of Guernsey. As a result, it may be difficult for investors to effect service of process within the United States upon Genius’s directors or officers, or enforce judgments obtained in the United States courts against Genius’s directors or officers. We have been advised that there is doubt as to the enforceability in Guernsey of judgments of the U.S. courts of civil liabilities predicated solely upon the laws of the U.S., including the federal securities laws.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against Genius or its directors and officers outside the U.S., or to assert U.S. securities law claims outside of the U.S.

The majority of Genius directors and executive officers are not residents of the U.S., and the majority of Genius’s assets and the assets of these persons are located outside the U.S. As a result, it is difficult or may be impossible for investors to effect service of process upon Genius within the U.S. or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the U.S. Additionally, it is difficult to assert U.S. securities law claims in actions originally instituted outside of the U.S. Foreign courts may refuse to hear a U.S. securities law claim, because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

If a U.S. Holder is treated as owning at least 10% of Genius ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Genius ordinary shares, such U.S. Holder may be treated as a “United States shareholder” with respect to Genius, or to any of its subsidiaries, if Genius or such subsidiary constitutes a “controlled foreign corporation” (in each case, as such terms are defined under the U.S. Tax Code). Certain United States shareholders of a controlled foreign corporation may be required to annually report and include in their U.S. taxable income, as ordinary income, their pro rata share of “Subpart F income”, “global intangible low-taxed income” and certain investments in U.S. property by such controlled foreign corporations, whether or not such controlled foreign corporation makes any distributions to such United States shareholder. A failure by a United States shareholder to comply with its reporting obligations may subject the United States shareholder to significant monetary penalties and other adverse tax consequences and may extend the statute of limitations with respect to the United States shareholder’s U.S. federal income tax return for the year for which such reporting was due. Genius cannot provide any assurances that it will assist investors in determining whether Genius or any of its non-U.S. subsidiaries are treated as controlled foreign corporations or whether any investor is a United States shareholder with respect to any such controlled foreign corporations. Genius also cannot guarantee that it will furnish to any United States shareholders information that may be necessary for them to comply with the aforementioned obligations. United States investors are urged to consult their own advisors regarding the potential application of these rules to their investments in Genius. The risk of being subject to increased taxation may deter our current shareholders from increasing their investment in us and others from investing in us, which could impact the demand for, and value of, Genius ordinary shares.

If Genius or any of its subsidiaries is characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. Holders may suffer adverse tax consequences.

If Genius or any of its subsidiaries is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the U.S. Tax Code for any taxable year (or portion thereof) during which a U.S. Holder (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) holds Genius ordinary shares, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder and such U.S. Holder might be subject to additional reporting requirements.

We do not believe Genius will be treated as a PFIC for its current taxable year and do not expect Genius to become one in the near future. Nevertheless, whether Genius is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, we are unable to determine whether it will be treated as a PFIC for its current taxable year or for future taxable years, and there can be no assurance that it will not be treated as a PFIC for any taxable year. If Genius determines that it is a PFIC for any taxable year, Genius intends to, upon written request from a U.S. Holder of Genius ordinary shares, provide a PFIC Annual Information Statement for 2024 or going forward, as applicable. Please see “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to Genius’s potential PFIC status. U.S. investors are urged to consult their tax advisors regarding the possible application of the PFIC rules to them of the Genius ordinary shares.

Shareholders owning at least 5% of Genius ordinary shares may be subject to regulatory obligations.

As a service provider to the gambling industry, Genius is required, in certain jurisdictions, to obtain licenses to provide its products and services. In each jurisdiction where licenses are held, Genius is subject to continuing reporting obligations. Under Genius’ reporting obligations each relevant regulatory authority is provided with information on our shareholders owning at least 5% of Genius ordinary shares. Certain relevant regulatory authorities may require these investors to obtain suitability approval as a result of the ownerships interests in Genius. If an investor fails to comply with the requirements the relevant regulatory authority could restrict, condition, suspend revocation of Genius’ license in that jurisdiction which could have a material adverse effect on our business, financial condition, or results of operations.

Genius may issue additional Genius ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Genius ordinary shares.

Genius has, within the past year issued additional ordinary shares and other equity securities in connection with mergers, acquisitions and employee and director equity plans. Genius may do so again in the future, and intends to consider the issuance of shares for an employee and director equity plan on an annual basis. Genius is also obligated to issue up to 18,500,000 additional shares pursuant to the NFL Warrants upon the exercise thereof by NFL Enterprises, which NFL Enterprises may do at any time from time to time in its sole discretion. Genius may also issue additional ordinary shares in connection with, among other things, future capital raising and transactions and future acquisitions, or pursuant to agreements in connection with past acquisitions, without your approval in many circumstances.

Genius’s issuance of additional Genius ordinary shares or other equity securities would have the following effects:

•	Genius’s existing shareholders’ proportionate ownership interest in Genius may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding Genius ordinary share may be diminished; and

•	the market price of Genius ordinary shares may decline.

Future resales of Genius ordinary shares may cause the market price of such securities to drop significantly, even if its business is doing well.

Certain of our pre-Listing holders, NFL Enterprises and PIPE Investors have been granted certain rights, pursuant to the Amended and Restated Investor Rights Agreement and Subscription Agreements, respectively, to require Genius to register, in certain circumstances, the resale under the Securities Act of their Genius ordinary shares held by them, subject to certain conditions, and to certain demand, piggy-back and shelf registration rights. We have filed a registration statement on Form F-1 to register such ordinary shares for resale, which was declared effective on June 1, 2021. Further, certain holders who have been issued Genius ordinary shares in connection with the FanHub Acquisition and the Second Spectrum Acquisition have certain registration rights under the respective agreements to such transactions. We have filed a registration statement on Form F-1 to register such ordinary shares for resale, which was declared effective on September 30, 2021. Pursuant to Rule 429 under the Securities Act, such ordinary shares were then registered on a Form F-3, which was declared effective on June 17, 2022. The sale or possibility of sale of these Genius ordinary shares could have the effect of increasing the volatility in Genius ordinary share price or putting significant downward pressure on the price of Genius ordinary shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein or therein), contain certain statements that are or may be “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, with respect to us, our industry and our business that involve substantial risks and uncertainties. All statements other than statements of historical factors contained in this prospectus supplement (including information incorporated by reference herein), including statements regarding our future financial condition, results of operations and/or business achievements, including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “may,” “could,” “should,” “would,” “will,” “intend” and similar expressions are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Such forward-looking statements involve unknown risks, uncertainties and other factors which may cause our actual results, financial condition, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•

Our business and operating results and the business and operating results of our customers, suppliers and vendors may be significantly impacted by political and social conditions, wars or terrorist activity, severe weather events and other natural disasters, climate related disasters, geopolitical circumstances and events, such as the Russia and Ukraine conflict and the Israel and Palestine conflict as well as ongoing tensions between the United States and China. Loss or disruption to products and services by key suppliers and partners could have a material adverse effect on our operations;

•

General economic downturn, lower consumer discretionary income for use on sports-related activities and betting, and the general health of the sports, entertainment and sports betting industries can affect our financial results, business operations, and prospects. A reduction of sports betting handle and revenue globally, betting operators’ investment in marketing expenditure, or live sporting events all could have an adverse impact on our business. We have a history of losses and may not be able to achieve or sustain profitability in the future;

•	Elevated interest rates and inflationary pressures could lead to persistently higher costs in our business, which may not always be offset with higher revenue;

•	Fluctuating foreign currency and exchange rates may negatively impact the financial reporting of our business, results of operations and financial position;

•

Health epidemics or pandemics, such as the previous COVID-19 pandemic adversely affected consumer spending, consumer engagement in sports and entertainment, and reduced the number of live sporting events or its seasonality, all of which can affect our financial results, our business operations and prospects;

•

Changes in gambling regulations, both in mature and emerging markets, and including regulatory authorities failing to legalize sports betting at the anticipated rate, could adversely affect our financial results, business operations, and prospects. This could include introduction of mandatory gambling supplier regimes resulting in additional license conditions or restrictions on us and/or our customers, including restrictions on gambling advertisements, restrictions on betting markets or types of betting including in play, player affordability limits, and player incentives controls;

•

The international scope of our operations may expose us to increased risk and compliance obligations, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences;

•

We rely on relationships with sports organizations with which we partner or may enter partnerships, and from which we do or may acquire rights including (inter alia) data and streaming rights. Overreliance on or loss of existing relationships with these sports organizations (including, without limitation, rights in relation to English and Scottish Football, the National Football League and the International Basketball Federation), failure to win future tenders for new and/or existing rights packages, inability by us to meet the cost of rising rights acquisition fees, or failure to renew or expand existing relationships may cause unanticipated costs or loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations and prospects;

•

Failure or inability to obtain, maintain, protect or enforce our proprietary, contractual and/or intellectual property rights, including our unregistered intellectual property, and the costs involved in such action could harm our business, financial condition, results of operations and prospects, and could lead to reputational loss with our rightsholder partners and potential legal implications if we are unable to protect and monetize their intellectual property. Failure to obtain intellectual property protection that is sufficiently broad may diminish our competitive advantages or interfere with our ability to develop and market our products and services;

•

We may face claims for intellectual property infringement, which could subject us to unanticipated legal and advisory fees, monetary damages, or limit us in using some of our technologies or providing certain solutions;

•	Risks related to the UK’s exit from the European Union may have a negative effect on global economic conditions, financial markets and our business;

•	We operate in a competitive market, and we may lose customers and relationships to both existing and future competitors;

•

Fraud, corruption or negligence related to sports events, or by our employees or contracted statisticians collecting data on behalf of the Company, may adversely affect our business, financial condition and results of operations and negatively impact our reputation;

•

Our collection, storage and processing of personal data is subject to applicable data protection and privacy laws in various jurisdictions, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action;

•

We may be subject to future litigation and investigations in various jurisdictions and with various plaintiffs in the operation of our business. Protracted litigation costs could negatively affect our operational costs, and an adverse outcome in one or more proceedings could adversely affect our business operations and financial position;

•

We rely on information technology and other services, systems and platforms, including Amazon Web Services and certain other third-party platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our product offerings and other software applications and systems, and certain third-party platforms that we use could contain undetected errors or errors that we fail to identify as material;

•

We may experience a security incident resulting in compromise of our systems and data, which may cause significant reputational damage and loss of customer confidence, negatively impact our ability to continue critical operations, or result in a serious breach of laws and regulations. This could be caused by various factors including control failure, error, negligence or malicious attack by employees, partners, suppliers or other third parties. Cybersecurity attacks are becoming increasingly sophisticated and commonplace;

•

Genius may issue additional Genius ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Genius ordinary shares;

•	Because Genius is incorporated under the laws of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the US Federal courts may be limited;

•	It may be difficult to enforce a US judgment against Genius or its directors and officers outside the United States, or to assert US securities law claims outside of the United States;

•

As a company incorporated in Guernsey, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ, and in some cases significantly differ, from the NYSE corporate governance listing standards; these practices may, and in some cases do, afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards;

•

In April 2024, the Federal Trade Commission issued a final rule to ban and restrict employee non-competes; while the rule has been subject to legal challenge, enforcement could threaten our ability to protect our intellectual property and trade secrets in the United States; and

•

Other risk factors discussed herein under “Risk Factors” and other factors disclosed in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 20-F and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein or therein) will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and other similar statements reflect our belief and opinions on the relevant subject. These statements are based upon information available to us as of the date such statements are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein or therein) and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $143.5 million after deducting the underwriting discounts and commissions and estimated expenses of the offering that are payable by us.

We currently expect to use the net proceeds from this offering for general corporate purposes, which may include the acquisition or investment in complementary businesses, technologies or other assets, although we currently have no agreements or understandings with respect to any such acquisitions or investments.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the consummation of this offering or the amounts that we will actually spend on the uses set forth above. Our board of directors and management will have broad discretion in applying the net proceeds of this offering and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

Pending their use, we might plan to invest a portion of the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and shareholders’ equity) as of September 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of ordinary shares by us in the offering, at the public offering price of $8.50 per ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2024
	Actual	As Adjusted(1)
	(in thousands, except share data)
Cash and cash equivalents	$42,314	$185,814

Debt:
Current debt	$23	$23
Long-term debt—less current portion	$4	$4

Total debt	$27	$27

Shareholders’ equity:
Ordinary shares, $0.01 par value, unlimited shares authorized, 215,245,703 shares issued and 211,139,755 shares outstanding (actual); 232,892,762 shares issued and 228,786,814 shares outstanding (as adjusted)	$2,152	$2,328
B Shares, $0.0001 par value, 22,500,000 shares authorized, 18,500,000 shares issued and outstanding	$2	$2
Additional paid-in capital	$1,678,736	$1,822,560
Treasury stock, at cost, 4,105,948 shares	$(17,653)	$(17,653)
Accumulated deficit	$(1,059,315)	$(1,059,815)
Accumulated other comprehensive loss	$(48,657)	$(48,657)

Total shareholders’ equity	$555,265	$698,765

Total capitalization	$555,292	$698,792

(1)

As adjusted information is presented for informational purposes only and is not necessarily indicative of what our financial position and results would have been had these transactions actually occurred at such date nor is it indicative of our future financial position or performance.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after the consummation of this offering. As of September 30, 2024, we had a net tangible book value of $555.3 million, corresponding to a net tangible book value of $2.63 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the total number of our shares outstanding.

After giving effect to the sale by us of the ordinary shares offered by us in this offering at the public offering price of $8.50 per ordinary share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value at September 30, 2024 would have been approximately $698.8 million, representing $3.05 per share. This represents an immediate increase in net tangible book value of $0.42 per share to existing shareholders and an immediate dilution in net tangible book value of $5.45 per share to new investors purchasing ordinary shares in this offering. Dilution for this purpose represents the difference between the price per ordinary share paid by these purchasers and the net tangible book value per ordinary share immediately after the consummation of the offering.

The following table illustrates this per share dilution to new investors purchasing ordinary shares in this offering:

Public offering price per ordinary share		$8.50
Net tangible book value per ordinary share as of September 30, 2024	$2.63
Increase in net tangible book value per ordinary share as of September 30, 2024 attributable to new investors	$0.42

Net tangible book value per ordinary share as of September 30, 2024 after giving effect to this offering		$3.05

Dilution per ordinary share as of September 30, 2024 to new investors		$5.45

Percentage of dilution in net tangible book value per ordinary share for new investor		64%

The above discussion and table are based on 211,139,755 ordinary shares outstanding as of September 30, 2024 and excludes:

•	18,500,000 of our ordinary shares issuable upon the exercise of NFL Warrants (along with the redemption and cancellation of an equal number of B shares) outstanding as of September 30, 2024;

•	91,436 of ordinary shares issuable upon the exercise of outstanding options under the Genius Sports Option Plan as of September 30, 2024; and

•	21,677,200 of ordinary shares reserved for issuance under the Genius Sports Limited 2022 Equity Incentive Plan as of September 30, 2024.

To the extent that any of our outstanding NFL Warrants or options are exercised, or restricted share units or performance share units settle, those purchasing ordinary shares in this offering will experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity securities or convertible debt securities, the issuance of these securities could result in further dilution.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a holder of Genius ordinary shares (other than the Sponsor or any of its affiliates), as a consequence of the ownership and disposition of Genius ordinary shares. This discussion addresses only those holders that hold Genius ordinary shares as a capital asset (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S-corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•	passive foreign investment companies;

•	controlled foreign corporations;

•	governments or agencies or instrumentalities thereof;

•

investors that hold Genius ordinary shares or who will hold Genius ordinary shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”);

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the U.S. Tax Code;

•	U.S. expatriates;

•	non-U.S. entities that are treated as domestic corporations under U.S. “anti-inversion” rules;

•	holders owning or considered as owning (directly, indirectly, or through attribution) 5 percent (measured by vote or value) or more of Genius ordinary shares; and

•

persons who received any Genius ordinary shares issued pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, fees or other consideration in connection with performance of services or similar arrangements.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Genius ordinary shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Genius ordinary shares, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Genius ordinary shares by the partnership.

This summary is based upon the U.S. Tax Code, the Treasury Regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

Treatment of Genius as a Non-U.S. Corporation for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Genius, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Guernsey incorporated entity and tax resident of the U.K., would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes.

The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application. Under Section 7874 of the U.S. Tax Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities, and (3) the shareholders of the acquired U.S. corporation before the acquisition hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (the “Ownership Test”).

Based on the complex rules for determining share ownership under Section 7874 of the U.S. Tax Code and certain factual assumptions, we believe that former dMY stockholders should be treated as holding less than 80% (by both vote and value) of Genius by reason of their former ownership of dMY common stock, and therefore we do not believe Genius satisfies the Ownership Test. As a result, we believe, and the remainder of this discussion assumes, that Genius will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code.

However, the interpretation of Treasury Regulations relating to the Ownership Test is subject to uncertainty, and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the U.S. Tax Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Genius’s status as a non-U.S. corporation for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

If it were determined that Genius is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, Genius would be liable for U.S. federal income tax on its income just like any other U.S. corporation, and U.S. Holders and Non-U.S. Holders (as defined below) of Genius ordinary shares would be treated as holders of stock of a U.S. corporation.

U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Genius ordinary shares, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the U.S. Tax Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Dividends and Other Distributions on Genius Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Genius ordinary shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Genius’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Genius’ current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Genius ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Genius ordinary shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares.” The amount of any such distribution will include any amounts withheld by Genius (or another applicable withholding agent). Amounts treated as dividends that Genius pays to a U.S. Holder that is a taxable corporation for U.S. federal income tax purposes generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Genius ordinary shares are readily tradable on an established securities market in the United States or Genius is eligible for benefits under an applicable tax treaty with the United States, and, in each case, Genius is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and generally will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. The rules governing foreign tax credits are complex and recently issued Treasury Regulations have introduced additional requirements and limitations to the foreign tax credit rules. U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Notwithstanding the foregoing, if (a) Genius is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of Genius’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of Genius’ dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of Genius’ earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of Genius’ earnings and profits for such taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares.

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Genius ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Genius ordinary share as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Genius ordinary share exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of Genius ordinary shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of Genius ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders are urged to consult their tax advisors as to the foreign tax credit implications of such sale, exchange or other taxable disposition of Genius ordinary shares.

Passive Foreign Investment Company Rules

General Rules. The treatment of U.S. Holders of Genius ordinary shares could be materially different from that described above if Genius is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

We do not believe Genius will be treated as a PFIC for its current taxable year and do not expect Genius to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether Genius will be a PFIC for any taxable year, in particular because Genius’ PFIC status for any taxable year will generally be determined in part by reference to the value of Genius’ assets and Genius’ revenues.

Although Genius’s PFIC status is determined annually, an initial determination that Genius is a PFIC will generally apply for subsequent years to a U.S. Holder who held Genius ordinary shares while Genius was a PFIC, whether or not Genius meets the test for PFIC status in those subsequent years.

If Genius is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Genius ordinary shares and the U.S. Holder did not make either an applicable PFIC election (or elections), as further described below under the heading “ — PFIC Elections,” for the first taxable year of Genius in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such Genius ordinary shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Genius ordinary shares (which may include gain realized by reason of transfers of Genius ordinary shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Genius ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Genius ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Genius ordinary shares;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Genius’s first taxable year in which Genius is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such taxable year; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections. In general, if Genius is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Genius ordinary shares by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of Genius’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which Genius’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from Genius. If Genius determines that it is a PFIC for any taxable year, Genius intends to, upon written request from a U.S. Holder of Genius ordinary shares, provide the information necessary for such U.S. Holder to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that Genius will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to its Genius ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for Genius’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale of Genius ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if Genius is a PFIC for any taxable year, a U.S. Holder of Genius ordinary shares that has made a QEF election will be currently taxed on its pro rata share of Genius’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if Genius is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to Genius ordinary shares for such a taxable year. Once a U.S. Holder has made a QEF election for an entity, such election applies to any additional shares of interest in such entity acquired directly or indirectly, including through additional Genius ordinary shares acquired after the QEF election is made. If a U.S. Holder were to make a QEF election after the first year that it was treated as holding an interest in a PFIC, the adverse tax consequences relating to PFIC stock would continue to apply with respect to the pre-QEF election period, unless such U.S. Holder were to make a “purging election”. The purging election would create a deemed sale of the U.S. Holder’s previously held Genius ordinary shares. The gain recognized by the purging election would be subject to the special tax and interest charge rules, which treat the gain as an excess distribution, as described above. As a result of the purging election, a U.S. Holder would have a new basis and holding period in its Genius ordinary shares.

Alternatively, if Genius is a PFIC and Genius ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Genius ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Genius ordinary shares at the end of such year over its adjusted basis in its Genius ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Genius ordinary shares over the fair market value of its Genius ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Genius ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Genius ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which Genius ordinary shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Genius ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Genius ordinary shares under their particular circumstances.

Related PFIC Rules. If Genius is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Genius receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, Genius will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that Genius will have timely knowledge of the status of any such lower-tier PFIC. In addition, Genius may not hold a controlling interest in any such lower- tier PFIC and thus there can be no assurance Genius will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Genius ordinary shares are urged to consult their own tax advisors concerning the application of the PFIC rules to Genius securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders (and to the extent provided in IRS guidance, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Genius ordinary shares, subject to certain exceptions (including an exception for Genius ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Genius ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Genius ordinary shares.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Genius Ordinary Shares

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Genius ordinary shares that is not a U.S. Holder.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Genius ordinary shares by a Non-U.S. Holder.

Dividends and Other Distributions on Genius Ordinary Shares

Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions received from Genius on Genius ordinary shares unless the income from such dividends is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States, in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares — Dividends and Other Distributions on Genius Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Gain or Loss on Sale, Taxable Exchange or other Taxable Disposition of Genius Ordinary Shares

Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Genius ordinary shares, unless either:

•

the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

•

the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the section above under “— U.S. Federal Income Tax to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF GENIUS ORDINARY SHARES INCLUDING THE TAX CONSEQUENCES UNDER U.S. STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

United Kingdom Tax Considerations

The comments below provide a general summary of certain United Kingdom (“U.K.”) tax considerations relating to the holding of ordinary shares issued by Genius. They do not address any other matter. The comments below are of a general nature and are not intended to be an exhaustive summary of all U.K. tax considerations relating to an investment in the Genius ordinary shares. The comments below are based on current U.K. tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC) relating only to certain aspects of U.K. tax, both of which may be subject to change, possibly with retrospective effect. They do not necessarily apply where any income from the Genius ordinary shares is deemed for tax purposes to be the income of any other person. The U.K. tax treatment of prospective holders of Genius ordinary shares depends on their individual circumstances and may be subject to change in the future. The comments below relate only to the position of persons who are not resident in the U.K. for tax purposes, who are the absolute beneficial owners of Genius ordinary shares (and any dividends payable on their Genius ordinary shares) and who hold Genius ordinary shares as a capital investment. Certain classes of persons (such as charities, trustees, brokers, dealers, market makers, depositaries, clearance services, certain professional investors, persons connected with Genius or persons who acquire (or are deemed to acquire) shares by reason of an office or employment) may be subject to special rules and the comments below do not apply to such holders. The comments below do not purport to constitute legal or tax advice. Any holder or prospective holder of Genius ordinary shares who is in doubt as to their own tax position, who is resident for tax purposes in the U.K. or who may be subject to tax in a jurisdiction other than the U.K. should consult their professional advisers.

Tax Residency of Genius

Genius should be treated as resident in the U.K. for U.K. tax purposes provided that its central management and control is exercised in the U.K. and subject to the provisions of any applicable double taxation treaty. So far as practicable, Genius intends to conduct its affairs such that it is treated as resident solely in the U.K. for U.K tax purposes. The comments below assume that Genius will be resident solely in the U.K. for U.K. tax purposes.

Withholding Tax

Payments of dividends on the Genius ordinary shares may be made by Genius without withholding or deduction for or on account of U.K. income tax.

Non-U.K. Holders

A holder (whether an individual or body corporate) of Genius ordinary shares which is resident or otherwise subject to tax outside the U.K. may be subject to foreign tax on income and/or capital gains under local law. Holders to whom this may apply should obtain their own tax advice concerning tax liabilities relating to the Genius ordinary shares.

Taxation of Dividends

Dividends paid by Genius may be chargeable to U.K. tax by direct assessment (including self-assessment), irrespective of the residence of the holder of the Genius ordinary shares. However, dividends should not be chargeable to U.K. tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the U.K., except where the shareholder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the U.K., in connection with which the dividend is received or to which the Genius ordinary shares are attributable.

Capital Gains

Capital gains on the disposal (or deemed disposal) of the Genius ordinary shares should not be chargeable to U.K. tax in the hands of holders of Genius ordinary shares (other than certain trustees) who are not resident for tax purposes in the U.K., except where the holder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate holder, carries on a trade through a permanent establishment in the U.K., in connection with which the capital gain is realised or to which the Genius ordinary shares are attributable.

A holder of Genius ordinary shares who is an individual and who is temporarily resident for tax purposes outside the U.K. at the date of disposal (or deemed disposal) of the Genius ordinary shares may also be liable, on their return to the U.K., to U.K. tax on chargeable gains (subject to any available exemption or relief).

Any holder or prospective holder of Genius ordinary shares who is in doubt as to their own tax position, who is resident for tax purposes in the U.K. or who may be subject to tax in a jurisdiction other than the U.K. should consult their professional advisers.

U.K. Stamp Duty and Stamp Duty Reserve Tax

The comments below summarise certain current law and are intended as a general guide only to stamp duty and stamp duty reserve tax (“SDRT”). Special rules apply to agreements made by broker dealers and market makers in the ordinary course of their business and to transfers, agreements to transfer, or issues to certain categories of person (such as depositaries and clearance services) which may be liable to stamp duty or SDRT at a higher rate.

As Genius is not incorporated in the U.K., it is considered that no SDRT should be payable on the transfer of, or an agreement to transfer, the Genius ordinary shares provided that the Genius ordinary shares are not registered in a register kept in the U.K. by or on behalf of Genius. It is not intended that such a register will be kept in the U.K.

No U.K. stamp duty should be payable on the transfer of the Genius ordinary shares provided that this does not involve a written instrument of transfer. U.K. stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, could arise in respect of a written instrument effecting the transfer of the Genius ordinary shares.

THE U.K. TAX CONSIDERATIONS RELATING TO THE GENIUS ORDINARY SHARES ARE COMPLEX. THE FOREGOING COMMENTS DO NOT ADDRESS ALL ASPECTS OF THE U.K. TAX THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF GENIUS ORDINARY SHARES. ALL HOLDERS AND PROSPECTIVE HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISER.

Guernsey Tax Considerations

The following summary of the anticipated tax treatment in Guernsey applies to persons holding Genius ordinary shares as an investment and the potential tax treatment, depending on the individual status of investors, on Genius shareholders resident in Guernsey. The summary does not constitute legal or tax advice and is based on taxation law and published Revenue Service practice in Guernsey at the date of this document, which is subject to change, possibly with retroactive effect. Prospective investors should be aware that the level and bases of taxation may change from those described and should consult their own professional advisers on the implications of making an investment in, holding or disposing of Genius ordinary shares under the laws of the countries in which they are liable to taxation. The statements included in this section are the opinion of Carey Olsen (Guernsey) LLP, Guernsey counsel to Genius.

Taxation of Genius

It is the intention of the Directors to conduct the affairs of Genius so as to ensure that it is U.K. tax resident and not tax resident in any other jurisdiction, including Guernsey. As a company incorporated in Guernsey, Genius shall be treated as tax resident in Guernsey unless it is proved to the satisfaction of the Director of the Revenue Service in Guernsey that Genius is (i) tax resident in the United Kingdom as a matter of the law of the United Kingdom, (ii) centrally managed and controlled in the United Kingdom, and (iii) Genius’s tax residence in the United Kingdom is not motivated by the avoidance, reduction or deferral of Guernsey tax.

As a non-Guernsey resident company, Genius will be liable to be charged income tax in Guernsey on its income arising or accruing from certain businesses carried on in Guernsey. It is the intention of the Directors to conduct the affairs of Genius so as to ensure that none of those businesses are or will be conducted in Guernsey. Guernsey currently does not levy taxes upon capital, inheritances, capital gains, gifts, sales or turnover. No stamp duty or similar tax is chargeable in Guernsey on the issue or redemption of Genius ordinary shares nor are there any estate duties (save for registration fees and ad valorem duty for a Guernsey Grant of Representation where the deceased dies leaving assets in Guernsey which require presentation of such a Grant).

Taxation of Genius Shareholders

Dividends paid by Genius to Genius shareholders who are not resident in Guernsey (which includes Alderney and Herm) for tax purposes (and do not have a permanent establishment in Guernsey) can be paid to such Genius shareholders, either directly or indirectly, without the withholding of Guernsey tax and without giving rise to any other liability to Guernsey income tax.

Genius shareholders who are resident for tax purposes in Guernsey (which includes Alderney or Herm), or who are not so resident but have a permanent establishment in Guernsey to which the holding of their Genius ordinary shares is related, will incur Guernsey income tax at the applicable rate on a dividend paid to them by Genius.

UNDERWRITING

The Company and BTIG, LLC, as the sole representative of the several underwriters named below, have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriters have agreed to purchase the number of shares indicated in the following table. BTIG, LLC is the sole representative of the underwriters.

Underwriters	Number of Shares
BTIG, LLC	10,588,236
Goldman Sachs & Co. LLC	2,823,529
Deutsche Bank Securities Inc.	2,117,647
Oppenheimer & Co. Inc.	882,353
Citizens JMP Securities, LLC	529,412
The Benchmark Company, LLC	352,941
Craig-Hallum Capital Group LLC	352,941

Total	17,647,059

The underwriters are committed to take and pay for all of the shares being offered, if any are taken.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by us.

Per Share	$0.34
Total	$6,000,000.06

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.20 per share from the initial public offering price. After the initial offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Pursuant to the underwriting agreement, the Company has agreed, subject to certain exceptions, during the period beginning from the date of this prospectus supplement and continuing to and including the date 45 days after the date of this prospectus supplement, not to, without the prior written consent of the representative, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the ordinary shares offered hereby, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The restrictions described in the paragraph above relating to the Company do not apply to:

•	the shares to be offered in connection with the offering contemplated in this prospectus supplement;

•	the issuance or transfer of ordinary shares by the Company upon the exercise, settlement or vesting of equity securities of the Company outstanding pursuant to the Company’s equity plans;

•	any issuance or transfer of ordinary shares of the Company upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding;

•

the issuance by the Company of any ordinary shares or securities convertible into, exchangeable for or that represent the right to receive ordinary shares, in each case pursuant to the Genius Sports Limited 2021 Restricted Share Plan, the Genius Sports Limited 2021 Option Plan, the Genius Sports Limited 2022 Omnibus Incentive Plan or the Company’s equity plans;

•

the entry by the Company into one or more agreements providing for, and the issuance of, up to 10% of the outstanding ordinary shares, or securities convertible into, exercisable for, or which are otherwise exchangeable for, ordinary shares, immediately following settlement, in acquisitions of the securities, business, property or assets of another person or entity, joint ventures, commercial relationships or other similar strategic transactions or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition;

•

the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any compensation plan or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or

•

the filing of any registration statement pursuant to the Company’s obligations under the Amended and Restated Investor Rights Agreement and/or the Subscription Agreements, in each case, initially entered into in connection with the Company’s business combination with dMY Technology Group, Inc.

The Company’s directors and executive officers have agreed that, subject to certain exceptions, during the period beginning from the date of this prospectus supplement and continuing to and including the date 45 days after the date of this prospectus supplement, not to, and not to cause or direct any of such person’s affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any ordinary shares, or any options to purchase any ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares (such options or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by such person, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by such person or someone other than such person), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any ordinary shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of ordinary shares or other securities, in cash or otherwise or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

The restrictions described in the paragraph above relating to the Company’s directors and executive officers do not apply to, among other exceptions, transfers: (i) through a trading plan established pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares (provided that such plan does not provide for the transfer of ordinary shares during the lock-up period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is voluntarily made by or on behalf of such person or the Company), (ii) as a bona fide gift or gifts, (iii) to immediate family members, trusts for the benefit of such person or immediate family members of such person, or partnerships, limited liability companies or other entities the only partners, members or equity holders of which are such person and/or immediate family members of such person, (iv) by will or intestacy upon the death of such person, or by operation of law or pursuant to an order of a court or regulatory authority, such as pursuant to a qualified domestic order, divorce settlement or decree or separation agreement, (v) to, or exchanges with, any affiliate of such person or any investment fund controlled or managed by such person, (vi) of any shares acquired in open market transactions after this offering; (vii) to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider, (viii) to conduct a “net” or “cashless” settlement, via a disposition to the Company, of any equity awards issued pursuant to an employee benefit plan maintained by the Company or any of its subsidiaries, including for the payment of exercise price and tax and remittance payments due (provided that (1) any ordinary shares received upon such settlement or exercise will remain subject to the lock-up restrictions described above and (2) if the transferor is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the lock-up period related to such a settlement or exercise, the transferor shall include a specified statement disclosing the nature of the transfer), (ix) of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares pursuant to a change of control of the Company approved by the Company’s board of directors (provided that in the event that the change of control is not completed, the ordinary shares owned shall remain subject to the lock-up restrictions), (x) in “sell to cover” or similar open market transactions during the lock-up period to satisfy any exercise price or tax withholding obligations as a result of the exercise, vesting and/or settlement of any equity awards issued pursuant to an employee benefit plan maintained by the Company or any of its subsidiaries, including for the payment of exercise price and tax and remittance payments due (provided that if the transferor is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the lock-up period related to such “sell to cover” or similar open market transaction by the transferor, the transferor shall include a specified statement disclosing the nature of the transfer), or (xi) with the prior written consent of the representative; provided, however, that in the case of any transfer or distribution pursuant to clause (ii), (iii), (iv) and (v), (A) each donee, distributee or transferee shall agree to be bound in writing by the lock-up restrictions and (B) no public announcement or filing under the Exchange Act by any party (donor, donee, transferor or transferee) shall be required or shall be voluntarily made during the lock-up period, other than any filing required pursuant to Section 13 of the Exchange Act (provided that (A) any such required filing shall clearly indicate therein that (1) the party is subject to the lock-up restrictions and the filing relates to the circumstances described in this paragraph and (2) no ordinary shares were sold by such party, and (B) such party does not otherwise voluntarily effect any other public announcement or filing regarding such transfers during the lock-up period).

From time to time, the representative of the underwriters may waive any such lock-up restrictions in its sole discretion. No other shareholder will be subject to a lock-up restriction with the underwriters or the Company as a result of this offering.

Our ordinary shares are listed on NYSE under the symbol “GENI.”

In connection with the offering, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s ordinary shares and may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000.

The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of our company (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with our company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any ordinary shares (the “Shares”) Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of Shares shall result in a requirement for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire Shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any Shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any Shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

1.	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

2.

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

3.	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of Shares shall result in a requirement for the Company or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire Shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares.

This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Shares will be.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in

Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, is representing us in connection with this offering. Carey Olsen (Guernsey) LLP, Carey House, Les Banques, St Peter Port, Guernsey, GY1 4BZ, will pass upon the validity of our ordinary shares offered hereby and other legal matters concerning this offering relating to Guernsey law. Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, incorporated by reference herein, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to our ordinary shares offered in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits for that information. With respect to references made in this prospectus supplement and the accompanying prospectus to any contract or other document of Genius, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each statement in this prospectus supplement and the accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement and the accompanying prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://geniussports.com. The information contained on, or accessible from, or hyperlinked to our website is not a part of this prospectus and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PROSPECTUS

Ordinary shares, Debt Securities, Warrants, Purchase

Contracts and Units

Genius Sports Limited

(a non-cellular company limited by shares incorporated and registered under the laws of the Island of Guernsey)

We may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities.” We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 31 of this prospectus.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GENI.” On May 6, 2024, the last sale price of our ordinary shares as reported by the NYSE was $5.45 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined by the US Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Genius Sports Limited—Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus. In addition, please review any additional risk factors in the accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is May 8, 2024.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “Genius” “the Company,” “our company,” “we,” “us” or “our” refer to Genius Sports Limited and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should read this prospectus, any prospectus supplement and/or free writing prospectus together with the additional information described herein under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We have not authorized any person to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or free writing prospectus or any documents we incorporate by reference in this prospectus, any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date contained on the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as US companies whose securities are registered under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•

Our business and operating results and the business and operating results of our customers, suppliers and vendors may be significantly impacted by political and social conditions, wars or terrorist activity, severe weather events and other natural disasters, climate related disasters, geopolitical circumstances and events, such as the Russia and Ukraine conflict and the Israel and Palestine conflict as well as ongoing tensions between the United States and China. Loss or disruption to products and services by key suppliers and partners could have a material adverse effect on our operations;

•

General economic downturn, lower consumer discretionary income for use on sports-related activities and betting, and the general health of the sports, entertainment and sports betting industries can affect our financial results, business operations, and prospects. A reduction of sports betting handle and revenue globally, betting operators’ investment in marketing expenditure, or live sporting events all could have an adverse impact on our business. We have a history of losses and may not be able to achieve or sustain profitability in the future;

•	Elevated interest rates and inflationary pressures could lead to persistently higher costs in our business, which may not always be offset with higher revenue;

•	Fluctuating foreign currency and exchange rates may negatively impact the financial reporting of our business, results of operations and financial position;

•

Health epidemics or pandemics, such as the previous COVID-19 pandemic adversely affected consumer spending, consumer engagement in sports and entertainment, and reduced the number of live sporting events or its seasonality, all of which can affect our financial results, our business operations and prospects;

•

Changes in gambling regulations, both in mature and emerging markets, and including regulatory authorities failing to legalize sports betting at the anticipated rate, could adversely affect our financial results, business operations, and prospects. This could include introduction of mandatory gambling supplier regimes resulting in additional license conditions or restrictions on us and/or our customers, including restrictions on gambling advertisements, restrictions on betting markets or types of betting including in play, player affordability limits, and player incentives controls;

•

The international scope of our operations may expose us to increased risk and compliance obligations, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences;

•

We rely on relationships with sports organizations with which we partner or may enter partnerships, and from which we do or may acquire rights including (inter alia) data and streaming rights. Overreliance on or loss of existing relationships with these sports organizations (including, without limitation, rights in relation to English and Scottish Football, the National Football League (the “NFL”)

and the International Basketball Federation (“FIBA”)), failure to win future tenders for new and/or existing rights packages, inability by us to meet the cost of rising rights acquisition fees, or failure to renew or expand existing relationships may cause unanticipated costs or loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations and prospects;

•

Failure or inability to obtain, maintain, protect or enforce our proprietary, contractual and/or intellectual property rights, including our unregistered intellectual property, and the costs involved in such action could harm our business, financial condition, results of operations and prospects, and could lead to reputational loss with our rightsholder partners and potential legal implications if we are unable to protect and monetize their intellectual property. Failure to obtain intellectual property protection that is sufficiently broad may diminish our competitive advantages or interfere with our ability to develop and market our products and services;

•

We may face claims for intellectual property infringement, which could subject us to unanticipated legal and advisory fees, monetary damages, or limit us in using some of our technologies or providing certain solutions;

•	Risks related to the UK’s exit from the European Union may have a negative effect on global economic conditions, financial markets and our business;

•	We operate in a competitive market, and we may lose customers and relationships to both existing and future competitors;

•

Fraud, corruption or negligence related to sports events, or by our employees or contracted statisticians collecting data on behalf of the Company, may adversely affect our business, financial condition and results of operations and negatively impact our reputation;

•

Our collection, storage and processing of personal data is subject to applicable data protection and privacy laws in various jurisdictions, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action;

•

We may be subject to future litigation and investigations in various jurisdictions and with various plaintiffs in the operation of our business. Protracted litigation costs could negatively affect our operational costs, and an adverse outcome in one or more proceedings could adversely affect our business operations and financial position;

•

We rely on information technology and other services, systems and platforms, including Amazon Web Services and certain other third-party platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our product offerings and other software applications and systems, and certain third-party platforms that we use could contain undetected errors or errors that we fail to identify as material;

•

We may experience a security incident resulting in compromise of our systems and data, which may cause significant reputational damage and loss of customer confidence, negatively impact our ability to continue critical operations, or result in a serious breach of laws and regulations. This could be caused by various factors including control failure, error, negligence or malicious attack by employees, partners, suppliers or other third parties. Cybersecurity attacks are becoming increasingly sophisticated and commonplace;

•

Genius may issue additional Genius ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Genius ordinary shares;

•	Because Genius is incorporated under the laws of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the US Federal courts may be limited;

•	It may be difficult to enforce a US judgment against Genius or its directors and officers outside the United States, or to assert US securities law claims outside of the United States;

•

As a company incorporated in Guernsey, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ, and in some cases significantly differ, from the NYSE corporate governance listing standards; these practices may, and in some cases do, afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards;

•

In April 2024, the Federal Trade Commission issued a final rule to ban and restrict employee non-competes, which threaten our ability to protect our intellectual property and trade secrets in the United States; and

•	Other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do, what impact they will have on our results of operations, cash flows or financial condition. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

GENIUS SPORTS LIMITED

Overview

Genius is a business-to-business (“B2B”) provider of scalable, technology-led products and services to the sports, sports betting and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, the Company creates engaging and immersive fan experiences while simultaneously providing sports leagues with reliable and sustainable revenue streams.

Genius sits at the heart of the global sports betting ecosystem where the Company has deep, critical relationships with over 400 sports leagues and federations, over 800 sportsbook brands and over 170 marketing customers (which includes some of the aforementioned sportsbook brands). The following are examples of services Genius provides its partners globally:

•

Sports Leagues: Genius provides the technology infrastructure for the collection, integration and distribution of live data that is essential both to running a league’s operations and to growing their profile and revenue streams. Genius also works alongside leagues to protect the integrity of their competitions from the threat of match-fixing through global bet monitoring technology, online and offline education services, and consultancy services including integrity audits and investigations.

•

Sportsbooks: Genius’ technology, content and services allow sportsbook operators to outsource selected core, but resource-heavy, functions necessary to run their business. This includes the collection of live sports data, oddsmaking, risk management, and player marketing.

•

Sports Broadcasters: Genius partners with broadcasters to supply alternative broadcast feeds, integrating optical tracking data and graphic overlays in real-time to augment live footage with statistical insights and visual content such as betting odds.

•	Brands: Genius engages with a range of brands both from the gaming and non-gaming sectors to provide a range of online marketing and fan engagement tools that drive customer acquisition and retention.

What Genius Does

Genius is a data and technology company that enables consumer-facing businesses such as sports leagues, sportsbook operators, and media companies to engage with their customers. The scope of Genius’ software bridges the entire sports data journey, from intuitive applications that enable accurate real-time data capture, to the creation and provision of in-game betting odds and digital content that help Genius’ customers create engaging experiences for the ultimate end-user, who are primarily sports fans.

The collection of high quality, live sports data has become indispensable for sportsbooks as in-game betting has continued to grow rapidly across the world. In mature markets such as the United Kingdom, major sportsbooks have historically reported that in-game betting currently represents the majority of Gross Gaming Revenue (“GGR”), which represents the difference between the amount of money players wager and the amount that they win, making it a critical offering for all major sportsbooks. In-game betting typically increases in popularity as markets mature, and it is expected that the United States will follow suit.

Genius’ live data services, alongside other value-add solutions, are deeply integrated into nearly all regulated sportsbook operators, comprising over 800 sportsbook brands worldwide. None of these sportsbooks currently take Genius’ entire product offering and so these integrations provide a clear runway for future growth. Genius provides customized solutions depending on its customers’ requirements, ranging from supplying live data feeds, in-game oddsmaking and risk management, to managing a sportsbook’s entire back-end operation. Genius customers include global sportsbook brands such as bet365, DraftKings, Flutter (including FanDuel), and Entain, as well as leading B2B gaming technology platform providers such as OpenBet, Kambi and DraftKings B2B (formerly SBTech).

In order to supply sportsbooks with a sufficient volume of sports data, Genius has built a broad portfolio that covers over 230,000 events, and over 200,000 events under official data and/or streaming rights agreements (of which approximately 123,000 are exclusive). This includes official data and trading for leagues such as the English Premier League, NFL, and Major League Baseball, as well as many other events that are popular with bettors. Due to the need for sportsbooks to provide their customers with deep betting markets and content at all times of the day, Genius believes that its critical mass of events is vital to the operation of these companies.

Genius has established long-term, mutually beneficial relationships with sports leagues and federations and has acquired the rights to collect and monetize their data. Genius utilizes a network of more than 7,000 highly trained statisticians across over 140 countries who work on the ground, pitch-side and court-side, to capture data in real-time using Genius’ software.

In exchange for these sports data rights, for the majority of Genius’ league partners, Genius provides vital technology infrastructure solutions, including competition management software, scoreboard technology, athlete registration, data collection and distribution, fan-facing websites, officiating, fan engagement tools, performance data tracking solutions, and coaching analysis tools. The integration of sports leagues and robust human infrastructure gives Genius a highly diversified rights portfolio and deep competitive position.

Genius’ technology and services extend beyond the symbiotic sports data—sports betting relationship. The Company provides data-driven performance marketing technology and services to a range of advertisers, primarily sportsbooks and iGaming brands, which effectively optimize player acquisition, retention and engagement costs. Genius’ multiple data sets, including real-time statistics, betting odds, behavioral data and engagement data, enhance its digital marketing solutions and further deepen its relationships with its customer base. The Company provides sportsbooks, leagues, teams and brands with digital engagement tools, primarily in the form of gamification, to help capture monetizable audience data, activate sponsorships and strengthen long-term engagement.

Through its Second Spectrum optical tracking technology, Genius Sports works with leagues, broadcasters, and teams to automatically capture real-time insights. Among other things this is used by coaches and analysts to understand team and player performance. The combination of computer vision, machine learning, and artificial intelligence technology also enables Genius Sports to power alternative broadcast experiences that combine live game streams with augmented data points, data visualizations, and graphics. These unique broadcast experiences empower leagues to offer greater levels of fan engagement, while simultaneously unlocking new potential revenue streams.

The legal name of the Company is Genius Sports Limited. The Company was incorporated under the laws of Guernsey as a non-cellular company limited by shares on October 21, 2020. The Company’s registered office in Guernsey is PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3PP. The address of the principal executive office of the Company is Genius Sports Group, 1st Floor, 27 Soho Square London, W1D 3QR, and the telephone number of the Company is +44 (0) 20 7851 4060.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://geniussports.com. The information contained on, or accessible from, or hyperlinked to, our website is not a part of this prospectus and you should not consider information on our website to be part of this prospectus.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the closing of the initial public offering of dMY Technology Group, Inc. II, a Delaware corporation, (ii) in which we have total annual gross revenues of at least $1.07 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Exchange Act, as a non-US company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to US domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by US residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are US citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment in our securities in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION

The following description of the material terms of securities of Genius includes a summary of specified provisions of Genius’s Amended and Restated Memorandum of Incorporation and Amended and Restated Articles of Incorporation (together, “Genius Governing Documents”). This description is qualified by reference to the Genius Governing Documents currently in effect, copies of which of are filed as Exhibit 1.1 and 1.2 to our 2023 Annual Report. Terms used herein and not otherwise defined herein have the meanings set forth in the 2023 Annual Report.

Overview

We are a non-cellular company with limited liability incorporated under the laws of Guernsey. Our affairs are governed by the Genius Governing Documents and the Guernsey Companies Law. Our register of shareholders is kept at our registered office at PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP. The board of directors of Genius (the “Genius Board”) is authorized to issue an unlimited number of shares of any class, with or without a par value. Our ordinary shares have a par value of $0.01 each, our B shares have a par value of $0.0001 and our preferred shares have no par value.

As of May 6, 2024, there were 215,069,836 ordinary shares issued and 210,963,888 ordinary shares outstanding and 18,500,000 B shares issued and outstanding. No preferred shares have been issued.

Shares

General

We are generally not required to issue certificates representing the issued Genius ordinary shares which are listed on the NYSE (unless required to be issued pursuant to the Genius Governing Documents or the rules and regulations of the NYSE). Each shareholder whose shares are not listed on the NYSE is entitled to one certificate for all of the shares of each class in the capital of Genius held by that shareholder. Legal title to the issued shares is recorded in registered form in the register of shareholders of Genius. Subject to certain exceptions described elsewhere in this prospectus, holders of our ordinary shares have no pre-emptive, subscription, redemption or conversion rights. The Genius Board may create and issue additional classes of shares, including series of preferred shares, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares will have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the Genius Board. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

Dividends

The holders of ordinary shares are entitled to such dividends as may be declared by the Genius Board, subject to the Guernsey Companies Law and the Genius Governing Documents. Dividends and other distributions authorised by the Genius Board in respect of the issued and outstanding ordinary shares shall be paid in accordance with the Genius Governing Documents and shall be distributed among the holders of ordinary shares on a pro rata basis. The rights of holders of ordinary shares to participate in dividends and distributions may be subject to any preference attaching to any outstanding preferred shares from time to time. The B shares in the capital of Genius Sports Limited do not entitle holders to dividends or distributions.

Voting rights

Ordinary shares entitle the holder (i) on a show of hands, to one vote and (ii) on a poll, to one vote for each ordinary share registered in the name of the holder on all matters upon which the ordinary shares are entitled to vote (whether in person or by proxy). Voting at any shareholders’ meeting is by way of poll, unless otherwise determined by the Genius Board or the shareholders of Genius in accordance with the Guernsey Companies Law.

The B shares entitle the holder (i) on a show of hands, to one tenth of a vote and (ii) on a poll, to one tenth of a vote for B share registered in the name of the holder on all matters upon which the B shares are entitled to vote (whether in person or by proxy).

In determining the number of votes cast at a general meeting of shareholders for or against a proposal, holders of ordinary shares who abstain from voting on any resolution will be counted for purposes of determining a quorum but not for the purposes of determining the number of votes cast. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Two or more shareholders present (in person or by proxy) and entitled to vote and who hold in aggregate not less than fifty percent plus one ordinary share of all voting share capital in issue shall be a quorum.

An Ordinary Resolution requires the affirmative vote of a simple majority of the votes of shareholders entitled to vote and voting in person or by attorney or proxy at a quorate general meeting or a simple majority of the total voting rights of eligible shareholders (being the shareholders entitled to vote on the circulation date of a written resolution) (“eligible shareholders”) by written resolution, while a Special Resolution requires the affirmative vote of a majority of not less than seventy five percent of the votes of the shareholders entitled to vote and voting in person or by attorney or proxy at a quorate general meeting or seventy five percent of the total voting rights of eligible shareholders by written resolution. A Special Resolution is required for important matters such as (without limitation) the removal of a director for cause, merger or consolidation of Genius, change of name or making changes to the Genius Governing Documents or the voluntary winding up of Genius.

Variation of rights

The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than three fourths of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

The rights attached to any class of shares may, however, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors of Genius not to have a material adverse effect upon such rights.

Transfer of ordinary shares

Where ordinary shares have been admitted to settlement by means of the uncertificated system operated by DTC (or any other uncertificated system to which our shares are admitted to settlement) (an “uncertificated system”), any shareholder may transfer all or any of his or her ordinary shares in accordance with and subject to the rules issued by DTC (or such other operator as may operate the relevant uncertificated system) (the “Rules”) and no written instrument of transfer shall, subject to the Rules, be required. Where any ordinary shares or B shares are not admitted to an uncertificated system, a shareholder may transfer his or her ordinary shares by an instrument of transfer in the usual form or any other form approved by the Board.

In addition, the Genius Governing Documents provide (without limitation) that the Genius Board may, subject to the Rules, decline to recognize any transfer of Genius ordinary shares which are admitted to settlement on an uncertificated system if (i) the transfer is in breach of the Rules or (ii) the transfer would prevent dealings in the share from taking place on an open and proper basis on the NYSE. The transfer of Genius ordinary shares is also subject to any relevant securities laws (including the Exchange Act).

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or repurchase by us of ordinary shares and subject to any agreement between the relevant shareholders and us in respect of the ordinary shares), assets available for distribution among the holders of ordinary shares of Genius shall be distributed among the holders of the ordinary shares of Genius on a pro rata basis.

Share repurchases and redemptions

We may purchase our own ordinary shares on a stock exchange if the acquisition is approved in advance by an ordinary resolution which complies with the requirements of the Guernsey Companies Law (which may be general or limited to shares of a particular class or description). We may also purchase our own ordinary shares in privately negotiated transactions if the terms of the contract to acquire such shares are approved in advance by an ordinary resolution (again, which complies with the requirements of the Guernsey Companies Law).

The Genius Governing Documents provide that Genius ordinary shares are redeemable by agreement between Genius and the relevant shareholder. However, any such redemption would need to be effected on a pro rata basis unless all other shareholders entitled to participate waive their participation rights. The B shares are redeemable or subject to compulsory repurchase by the Company on the exercise of any warrant to which they are stapled.

We may not buy back or redeem any ordinary share unless the Genius Board has made a statutory solvency determination that it is satisfied on reasonable grounds that Genius will, immediately after the buy back or redemption, satisfy the solvency test set out in the Guernsey Companies Law (meaning that we are able to pay our debts as they become due and that the value of our assets is greater than the value of its liabilities).

Conversion

There are no automatic conversion rights which attach to our ordinary shares. The Genius Governing Documents do, however, provide that (i) the whole or any particular class or part of a class of shares may be re-designated as shares of another class and (ii) shares the nominal amount of which is expressed in a particular currency may be converted into shares of a nominal amount of a different currency, in each case where shareholders approve such action by Ordinary Resolution.

Lien, forfeiture and surrender

Genius shall have a first and paramount lien and charge on all shares (not being fully paid) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of those shares. Such lien or charge shall extend to all dividends and distributions from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of Genius’ lien and charge (if any) on such shares.

The directors of Genius may at any time make calls upon the shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value or by way of premium) and each shareholder shall pay to Genius at the time and place appointed the amount called.

If a shareholder fails to pay any call or instalment on the day appointed, the directors of Genius may serve notice requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses which may have been incurred by Genius by reason of non-payment. If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may, at any time before payment has been made and subject to the Guernsey Companies Law, be forfeited by a resolution of the directors of Genius to that effect. Such forfeiture shall include all dividends or other distributions declared in respect of the forfeited share and not actually paid before the forfeiture. A forfeited share shall be deemed to be the property of Genius and, subject to the provisions of the Guernsey Companies Law and the Articles, may be sold, re-allotted or otherwise disposed of on such terms as the directors of Genius shall think fit. A person whose shares have been forfeited shall cease to be a shareholder in respect of those shares but shall remain liable to pay to Genius all moneys which, at the date of forfeiture, were payable by him to Genius in respect of the shares together with interest from the date of forfeiture until payment at such rate as the directors of Genius may determine. The directors of Genius may accept from any shareholder on such terms as shall be agreed a surrender of any shares in respect of which there is a liability for calls. Any surrendered share may be disposed of in the same manner as a forfeited share.

Exchange Controls

There is no exchange control legislation or regulation in Guernsey except by way of such as freezing of funds of, and/or prohibition of new investments in, certain jurisdictions subject to international sanction.

Directors

Appointment and removal

The management of Genius is vested in its board of directors. The Genius Governing Documents provide that there shall be a board of directors consisting of no fewer than two and no greater than 14 directors, unless increased or decreased from time to time by the board of directors or by shareholders in a general meeting by Ordinary Resolution. The Genius Board is comprised of five directors. Presently, dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), does not have, and is no longer entitled to appoint, any directors. Maven TopHoldings SARL, an affiliate of Apax Partners LLP, is still entitled to appoint two directors but has not opted to hold any seats. So long as shares of Genius are listed on the NYSE, the Genius Board shall include such number of “independent directors” as the relevant rules applicable to the listing of such shares on the NYSE require.

The directors are divided into three classes designated as Class I, Class II and Class III, respectively. Directors were initially assigned to each class in accordance with the Amended and Restated Investor Rights Agreement. At the 2022 annual general meeting of shareholders of Genius (held on December 19, 2022), the term of office of the Class I directors expired and two of the three Class I directors were elected for a full term of three years, ending at our 2025 annual general meeting. At the 2023 annual general meeting (held on December 6, 2023), the term of office of the Class II directors expired and one of the three Class II directors was elected for a full term of three years ending at our 2026 annual general meeting. At the 2024 annual general meeting (at a date to be determined), the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual general meeting, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

The Genius Board shall, subject to the terms of the Amended and Restated Investor Rights Agreement, applicable law and the listing rules of the NYSE (or any other stock exchange on which our shares are listed) ensure that any individual nominated pursuant to Amended and Restated Investor Rights Agreement shall be nominated for election as a director at the next annual meeting or extraordinary general meeting called for that purpose. In respect of any position on the Genius Board that is not entitled to be filled by a nomination pursuant to the Amended and Restated Investor Rights Agreement, if any, the directors shall have the right to nominate an individual for election as a director at the next annual general meeting or extraordinary general meeting called for that purpose. In both cases, such individual shall be appointed if approved by Ordinary Resolution at such general meeting. If a vacancy arises on the Genius Board, the directors may fill such vacancy in accordance with the terms of the Genius Governing Documents, the Amended and Restated Investor Rights Agreement, applicable law and the listing rules of the NYSE (or any other stock exchange on which our shares are listed).

A director may be removed from office by the holders of ordinary shares by Special Resolution only for “cause” (as defined in the Genius Governing Documents), subject to certain exceptions and as more fully described in the Amended and Restated Investor Rights Agreement. In addition, a director may be removed from office by the Genius Board by resolution made by the directors for “cause” or if a director becomes disqualified (as described in the Genius Governing Documents and the Guernsey Companies Law). The appointment and removal of directors is subject to the Guernsey Companies Law, the Genius Governing Documents, applicable rules of the NYSE (or any other stock exchange on which our shares are listed) and to the provisions of the Amended and Restated Investor Rights Agreement. The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Genius are set out in the Genius Governing Documents.

Indemnification of directors and officers

To the fullest extent permitted by law, the Genius Governing Documents provide that the directors and officers of Genius shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s negligence, default, breach of duty or breach of trust.

Alternate directors

Any director (other than an alternate director) may appoint any other person (whether a shareholder of Genius or otherwise and including another director of Genius) to act in his or her place as an alternate director. No appointment of an alternate director shall take effect until the appointing director has lodged the notice appointing his alternate at the registered office of Genius. A director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the appointing director has lodged the notice revoking the appointment at the registered office of Genius.

An appointed and acting alternate director may (a) attend and vote at any board meeting or, where his appointor would be entitled to attend, meeting of a committee of the directors at which the appointing director is not personally present; (b) sign any written resolution of the directors or a committee of the directors circulated for written consent; and (c) generally perform all the functions of the appointing director in his or her absence. An alternate director, however, is not entitled to receive any remuneration from Genius for services rendered as an alternate director but shall be entitled to be paid all reasonable expenses incurred in exercise of his duties.

A director who is also an alternate director shall be entitled to vote for such other director as well as on his own account, but no director shall at any meeting be entitled to act as alternate director for more than one other director.

Shareholder power to requisition general meetings

The directors of Genius are required to call a general meeting if requisitioned to do so in writing, given by one or more shareholders who together hold more than 10% of such of the capital of Genius as carries the right to vote at such general meeting (excluding any capital held as treasury shares). The requisition must specify the general nature of the business to be dealt with at the meeting, be signed by or on behalf of the requisitioners and must be deposited at the registered office of Genius.

Should the directors of Genius fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 28 days of the date of the notice convening the meeting, the requisitioners or any of them representing more than one half of the total voting rights of the members who requested the meeting, may call a general meeting to be held within three months from the date on which the directors of Genius became subject to the requirement to call a meeting.

Shareholder Proposals

In addition to the above ability for a shareholder to requisition a general meeting for a specific purpose, a proposal may be properly brought before an annual general meeting by any shareholder of Genius who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Genius Governing Documents and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the Genius Governing Documents, which are summarized below. Please see the Genius Governing Documents for the full procedures.

Shareholder

The Genius Governing Documents set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting.

In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Genius.

For matters other than for the nomination for election of a director to be made by a shareholder, to be timely such shareholder’s notice shall be delivered to Genius at its principal executive offices not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting. However, if our annual general meeting occurs on a date more than thirty (30) days earlier or later than our prior year’s annual general meeting, then the directors will determine a date a reasonable period prior to our annual general meeting by which date the shareholder’s notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the directors.

To be in proper written form, a shareholder’s notice to Genius must set forth as to such matter such shareholder proposes to bring before the annual general meeting:

•

a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•	the name and address, as they appear on our register of shareholders, of the shareholder proposing such business and any Shareholder Associated Person (as defined below);

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the class or series and number of Genius ordinary shares that are held of record or are beneficially owned by such shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person;

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whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any Genius ordinary shares or B shares (collectively, the “Genius Securities”), and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any Genius Securities;

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any material interest of the shareholder or a Shareholder Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

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a statement as to whether such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law and the rules of the NYSE to carry the proposal.

A Shareholder Associated Person of any shareholder includes:

•	any affiliate (as defined in the Genius Governing Documents) of, or person acting in concert with, such shareholder;

•	any beneficial owner of Genius ordinary shares owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; and

•	any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s nomination of a director

The Genius Governing Documents also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is entitled to have their nomination included in our proxy statement and therefore would not be required to solicit their own proxies in accordance with any applicable laws and rules.

Subject to the Amended and Restated Investor Rights Agreement, for a nomination for election of a director to be made by a Genius shareholder (other than directors to be nominated by any series of preferred shares), such shareholder must:

•

be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Genius Governing Documents and the record date for the determination of shareholders entitled to vote at such annual general meeting;

•	on each such date beneficially own more than 15% of the issued ordinary shares (unless otherwise provided in the Exchange Act or the rules and regulations of the SEC); and

•	have given timely notice thereof in proper written form to the Secretary of Genius.

If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of Genius not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth:

•	as to each nominating shareholder:

•	the information about the shareholder and its Shareholder Associated Persons specified above under “ —Shareholder proposals other than director nominations”; and

•	any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE;

•	as to each person whom the shareholder proposes to nominate for election as a director:

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all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

•	the principal occupation or employment of the person;

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all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

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a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Genius may require any proposed nominee to furnish such other information as may be reasonably required by Genius to determine the eligibility of such proposed nominee to serve as an independent director of Genius in accordance with the rules of the NYSE.

NFL Warrants

Each whole NFL Warrant entitles the registered holder to purchase one Genius ordinary share at a price of $0.01 per Share (the “NFL Exercise Price”), subject to adjustment described below. Upon each purchase of a NFL Warrant Share pursuant to the exercise of a NFL Warrant, each B share attached to such NFL Warrant shall automatically be repurchased or, in the Company’s discretion, redeemed by the Company and cancelled at par value, in each case, in accordance with the Genius Governing Documents. Each NFL Warrant shall be exercisable at the option of the holder from the time such NFL Warrant has vested.

Methods of Exercise

Cash Exercise

The NFL Warrants may be exercised via cash exercise, by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate NFL Exercise Price of the Genius ordinary shares being purchased.

Net Issue Exercise

In lieu of exercising the NFL Warrants, the holders may elect to receive ordinary shares equal to the value of the NFL Warrants that are vested and exercisable using the following formula with respect to Genius ordinary shares that are vested and exercisable:

X =	Y(A-B) A

Where:	X = the number of the Genius ordinary share to be issued to the holder.

Y = the number of vested and exercisable NFL Warrants that are to be canceled.

A = the fair market value of one Genius ordinary share on the date of determination.

B = the per share NFL Exercise Price (as adjusted to the date of such calculation).

Anti-Dilution Adjustments

The number of and kind of securities purchasable upon exercise of any NFL Warrants and the NFL Exercise Price shall be subject to adjustment from time to time. Subject to the vesting of NFL Warrants upon a Change of Control (as defined in the Warrant Certificate) and subject to a holder’s rights pursuant to any other agreement between the holder and the Company, if at any time there shall be a merger or a consolidation of the Company with or into another entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, the holder will be entitled to receive upon exercise of an NFL Warrant, during the period specified in the NFL Warrant and upon payment of the aggregate NFL Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, to which the holder as the holder of the Genius ordinary Shares deliverable upon exercise of a NFL Warrant would have been entitled in such merger, consolidation or sale if that NFL Warrant had been exercised immediately before such merger, consolidation or sale. If the number of outstanding Genius ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Genius ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Genius ordinary shares issuable on exercise of each NFL Warrant will be decreased in proportion to such decrease in outstanding Genius ordinary shares.

If the Company at any time while any NFL Warrants remain outstanding and unexpired pays a dividend with respect to Genius ordinary shares payable in Genius ordinary shares, or make any other distribution with respect to Genius ordinary shares payable in Genius ordinary shares, then the number of Genius ordinary shares underlying each NFL Warrant shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to the number of Shares that the holder would have held after such dividend or distribution payable in Genius ordinary shares had such holder exercised that NFL Warrant immediately prior to the record date for the determination of shareholders entitled to receive such dividend or distribution, and the exercise price of each NFL Warrant shall be $0.01 per Genius ordinary share.

If the Company at any time pays a dividend or makes a distribution on the Genius ordinary shares (other than a dividend or distribution in Genius ordinary shares), the holder shall have the right thereafter to receive upon the exercise of any NFL Warrant, in addition to the Genius ordinary shares deliverable upon such exercise, the cash or kind and amount of other securities and property which the holder would have been entitled to receive if the holder had exercised that NFL Warrant immediately prior to the record date for the determination of shareholders entitled to receive such dividend or distribution. The amount of any such other securities and property which the holder shall thereafter be entitled to receive upon the exercise of an NFL Warrant shall be subject to adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to those with respect to the Genius ordinary shares.

No fractional shares will be issued upon exercise of the NFL Warrants. If, upon exercise of the NFL Warrants, a holder would be entitled to receive a fractional interest in a share, Genius will, upon exercise, round down to the nearest whole number the number of Genius ordinary shares to be issued to the warrant holder.

Transfers

The NFL Warrants are non-transferable, except to certain Permitted Transferees (as defined in the Warrant Certificate).

Genius and NFL Enterprises, LLC (“NFL Enterprises”) have entered into the Amended and Restated Investor Rights Agreement, pursuant to which, among other things, (i) Genius will file a shelf registration statement for registration of the resale of the NFL Warrant Shares, (ii) Genius will provide NFL Enterprises customary piggyback registration rights with respect to the NFL Warrant Shares and (iii) NFL Enterprises will be subject to a customary lock-up period and certain transfer restrictions.

Transfer Agent

The transfer agent for Genius ordinary shares is Continental Stock Transfer & Trust Company.

Notices

We will give notice of each general meeting by publication on our website and in any other manner that we may be required to follow in order to comply with the Genius Governing Documents, the Guernsey Companies Law and applicable stock exchange and SEC requirements. Each shareholder is deemed to have agreed to accept communication from Genius by electronic means (including, for the avoidance of doubt, by means of a website) in accordance with the Guernsey Companies Law unless the shareholder notifies Genius otherwise. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our register of shareholders.

Subject to any restrictions imposed on any shares, notice of each general meeting shall be given to our shareholders, persons entitled to a share in consequence of the death or bankruptcy of a shareholder, our directors, our auditor (if any) and persons entitled to vote in respect of a share in consequence of the incapacity of a shareholder.

Other Guernsey Law Considerations

Compromises and Arrangements

Where Genius and its creditors or shareholders or a class of either of them propose a compromise or arrangement between Genius and its creditors or its shareholders or a class of either of them (as applicable), the Royal Court of Guernsey (the “Court”) may order a meeting of the creditors or class or creditors or of our shareholders or class of shareholders (as applicable) to be called in such manner as the Court directs. Any compromise or arrangement approved by a majority in number representing 75% in value of the members or class of members (excluding any shares held as treasury shares) or creditors or class of creditors (as the case may be), present and voting either in person or by proxy at the meeting, if sanctioned by the Court, is binding on Genius and all the creditors, shareholders or members of the specific class of either of them (as applicable) and any liquidator or administrator and contributories (where relevant) of Genius.

Certain Disclosure Obligations of Genius

We are subject to certain disclosure obligations under Guernsey and US law and the rules of the NYSE. The following is a description of the general disclosure obligations of public companies under Guernsey and US law and the rules of the NYSE as such laws and rules exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

Periodic Reporting under Guernsey Law

Under the Guernsey Companies Law, we are required to submit to the Guernsey Registry before the last day of February in each year an annual validation containing information current on December 31 of the previous year. we are also required to file with the Guernsey Registry details of any change of our directors, or their details, within 14 days of the relevant change and details of any change of its registered office. Certain shareholder resolutions must also be filed with the Guernsey Registry within certain timeframes. For example, a copy of every Special Resolution must be filed with the Guernsey Registry within 30 days of it being passed.

Periodic Reporting under US Securities Law

We are a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than US registrants. Genius intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE’s listing standards.

Registration Rights

Certain holders of the Genius Securities, including the Sponsor and NFL Enterprises, are entitled to registration rights pursuant to the Amended and Restated Investor Rights Agreement. In addition, a number of accredited and institutional investor have certain registration rights under those certain subscription agreements dated October 27, 2020 entered into between Genius and such investors. Further, certain holders who have been issued our ordinary shares in connection with the acquisition of Fan Hub and the acquisition of Second Spectrum have certain registration rights under the respective agreements to such transactions.

Listing of Genius Securities

Our ordinary shares are currently listed on the NYSE under the symbol “GENI.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any material US federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

subject to Guernsey law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 30% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 30% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	US government obligations; or

•

a combination of money and US government obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•

we have delivered to the trustee an opinion of counsel stating that, under then applicable US federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for US federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in US dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us, or any of our subsidiaries in certain scenarios, of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Guernsey law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract, subject to the terms of the purchase contract, by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the ordinary shares, debt securities, warrants and/or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Genius, its affiliates, the trustees, the warrant agents, the unit agents or any other agent of Genius, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•	Our Forms 6-K filed on April 1, 2024 (other than exhibit 99.1) and May 8, 2024 (other than exhibit 99.2); and

•	The Description of Securities included as Exhibit 2.2 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document from the SEC, through the SEC’s website at the address described above, or Genius will provide you with copies of these documents, without charge, upon written or oral request to:

Genius Sports Group

1st Floor, 27 Soho Square

London, W1D 3QR

+44 (0) 20 7851-4060

ENFORCEMENT OF CIVIL LIABILITIES

In Guernsey, foreign judgments can be recognized by the Royal Court of Guernsey (the “Guernsey Court”) either under the Foreign Judgments (Reciprocal Enforcement) (Guernsey) Law, 1957, as amended (the “1957 Law”), which provides a statutory framework for the enforcement of judgments made in a reciprocating country and of a kind to which the 1957 Law applies, or under the principles of common law. Save for very exceptional and limited circumstances, if the 1957 Law does not apply then the common law prevails.

For jurisdictions not included in the 1957 Law, including the US, a judgment obtained in a court in the US against Genius (or its directors or officers) cannot be registered or enforced in Guernsey, pursuant to the 1957 Law, but may be enforceable by separate action on the judgment in accordance with Guernsey common law rules.

To enforce the judgment of a court of the US in Guernsey, the claimant would be required to bring fresh proceedings before the Guernsey Court, suing on the foreign judgment itself and applying for summary judgment if the case is placed on the pleadings list (essentially, where the case is defended). In such an action, the Guernsey Court is unlikely to re-examine the merits of the original case decided by a US court.

According to current practice, the Guernsey Court will (subject to the following matters) enforce the judgment of a court in the United States in in personam proceedings provided that the following conditions inter alia are satisfied:

(a)	the judgment is for a debt or fixed or ascertainable sum of money (provided that the judgment does not relate to US penal, revenue or other public laws);

(b)	the judgment is final and conclusive; and

(c)	the court in the US had, at the time when proceedings were served, jurisdiction over the judgment debtor in accordance with the Guernsey rules of private international law.

The Guernsey Court will not, however, enforce that judgment if the judgment debtor satisfies the Guernsey Court that:

(a)	the judgment was given in proceedings that were in breach of principles of natural or substantial justice;

(b)	enforcement of the judgment would be contrary to Guernsey public policy;

(c)	the foreign court did not have jurisdiction to give that judgment according to Guernsey rules on the conflict of laws;

(d)	there was fraud on the part of the US court pronouncing judgment;

(e)	there was fraud on the part of the party in whose favour the judgment was given;

(f)	enforcement proceedings are time barred under the Guernsey laws on prescription/limitation;

(g)	the foreign judgment is not for a definite sum of money (which is not a sum in respect of taxes or penalties) or is not final and conclusive;

(h)	the foreign judgment was against a person who was entitled to immunity from the courts of that country; and

(i)

the foreign court had no jurisdiction in circumstances where the judgment debtor was, at the time the proceedings were instituted, present in the foreign country and the bringing of proceedings in that US court was contrary to an agreement under which the dispute was to be settled and the judgment debtor did not agree to the proceedings being brought in that US court, nor counterclaimed or otherwise submitted to the jurisdiction.

If the Guernsey Court gives judgment for the sum payable under a judgment of a United States court, the Guernsey judgment would be enforceable by the methods generally available for the enforcement of Guernsey judgments. These give the Guernsey Court discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain a Guernsey judgment or to enforce any Guernsey judgment: if the judgment debtor is subject to any insolvent administration or similar proceedings; if there is delay; if an appeal is pending or anticipated against the Guernsey judgment in Guernsey or against the foreign judgment in the courts of the United States; or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Additionally any security interest may affect the circumstances where the Guernsey Court provides judicial assistance to persons empowered under foreign bankruptcy law to act on behalf of an insolvent company and/or in relation to the enforcement of a judgment debt.

Jurisdiction

A foreign court is considered to have jurisdiction where one of four criteria is met, being any of the following:

(a)

where the respondent to the order sought to be enforced was, at the time the proceedings were instituted, present in the foreign jurisdiction (and where that “person” is a corporate entity, where it is resident or maintains a fixed place of business in the foreign jurisdiction);

(b)	where the respondent to the order sought to be enforced was a claimant or counterclaimant in the proceedings in the foreign court;

(c)	where the respondent to the order sought to be enforced submitted to the jurisdiction of the foreign court by voluntarily appearing in the proceedings; or

(d)	where the respondent to the order sought to be enforced agreed, prior to the commencement of the proceedings, to submit to the jurisdiction of the foreign court.

Sum of Money

It is a generally accepted principle of common law in Guernsey that for the Guernsey Court to recognise a foreign judgment, that judgment needs to be for a definite sum of money and must not include deductions or additions for unspecified amounts such as tax, nor can it include penalties.

Final and Conclusive

A foreign judgment which is final and conclusive, for the purposes of recognition under Guernsey common law, is one which cannot be varied by the court which pronounced it, notwithstanding that there may be a right of appeal.

Original actions in courts of Guernsey

The Guernsey Court will prima facie take jurisdiction over an action brought by a holder of Genius ordinary shares under US securities laws against Genius, and would apply US law (if applicable and appropriate) to determine the liability of Genius. However, the Guernsey Court may decline to exercise jurisdiction over the claim. A key factor as to whether the Guernsey Court would take jurisdiction is likely to be an argument on forum conveniens. Factors such as the extent of the disputed issues of foreign law, the nature of the dispute, the residence and place of business of Genius, and the location of key witnesses is likely to influence the Guernsey Court’s decision in this area.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
Securities and Exchange Commission Registration Fee	$ *
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$ *

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters of Guernsey law will be passed upon for us by Carey Olsen (Guernsey) LLP, St Peter Port, Guernsey. Certain matters of US federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.